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                                                                Exhibit 23(d)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-4 (Registration No. 333-46435) of our report dated January 9, 1998, on our audits of the Statement of Revenues and Direct Expenses of Radio Station KZXY(FM). We also consent to the reference to our Firm under the caption "Experts".


Coopers & Lybrand L.L.P.

Cincinnati, Ohio

April 27, 1998